UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 20, 2016

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 20, 2016, the board of directors of Navidea Biopharmaceuticals, Inc. (the “Company”) appointed Jed A. Latkin to serve as interim Chief Operating Officer of the Company. Mr. Latkin, age 41, has more than twenty years of experience in the financial industry supporting many investments in major markets including biotechnology and pharmaceuticals. He most recently was employed by Nagel Avenue Capital, LLC since 2010 and in that capacity he provided contracted services as a Portfolio Manager, Asset Based Lending for Platinum Partners Value Arbitrage Fund L.P. Mr. Latkin has been responsible for a large diversified portfolio of asset based investments in varying industries, including product manufacturing, agriculture, energy, and healthcare. In connection with this role, he served as Chief Executive Officer of End of Life Petroleum Holdings, LLC and Black Elk Energy, LLC, Chief Financial Officer of Viper Powersports, Inc. and West Ventures, LLC, and Portfolio Manager of Precious Capital, LLC. Mr. Latkin served on the Board of Directors for Viper Powersports, Inc. from 2012 to 2013 and currently serves on the boards of directors of the Renewable Fuels Association and Buffalo Lake Advanced Biofuels. Mr. Latkin earned a B.A from Rutgers University and a M.B.A. from Columbia Business School.

In connection with his appointment as interim Chief Operating Officer, the Company intends to enter into an executive employment agreement with Mr. Latkin. Mr. Latkin’s employment with the Company is on at at-will basis. As such, either the Company or Mr. Latkin may terminate his employment relationship with the Company at any time, with or without cause. Mr. Latkin shall receive a monthly salary of $15,000 during the first and second months following the effective date of his employment, $17,500 during the third and fourth months following such date and $20,000 thereafter. Mr. Latkin was also granted stock options to purchase 45,000 shares of common stock at an exercise price of $1.50 per share vesting monthly in equal amounts over a six month period, subject to his continued employment.

The board of directors did not appoint Mr. Latkin pursuant to any arrangement or understanding between Mr. Latkin and the Company or any other person or entity, and Mr. Latkin does not have any familial relationship with any director or executive officer of the Company. In addition, there are no transactions between Mr. Latkin and the Company that are required to be disclosed pursuant to item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: April 26, 2016	By:	/s/ Ricardo J. Gonzalez
Ricardo J. Gonzalez President and Chief Executive Officer